Exhibit 99.2

Diamondback Energy Announces Pricing of Upsized Secondary Common Stock Offering

September 19, 2024

MIDLAND, Texas, September 19, 2024 (GLOBE NEWSWIRE) – Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”) announced today the upsize and pricing of an underwritten public offering of 12,770,000 shares of its common stock (the “Secondary Offering”) by certain Legacy Endeavor Stockholders (the “Selling Stockholders”).  The gross proceeds from the sale of the shares by the Selling Stockholders will be approximately $2.2 billion.  Diamondback will not receive any proceeds from the sale of the shares by the Selling Stockholders.  The Secondary Offering is expected to close on September 23, 2024, subject to customary closing conditions. The Selling Stockholders have also granted the underwriters a 30-day option to purchase up to an additional 1,615,500 shares of common stock.

In addition, Diamondback has agreed to purchase from the underwriters 2,000,000 shares of common stock that are the subject of the Secondary Offering at a price per share equal to the price per share to be paid by the underwriters to the Selling Stockholders (the “Share Repurchase”) under Diamondback’s existing share repurchase program. Diamondback plans to fund the Share Repurchase from existing cash on hand. The underwriters will not receive any compensation for the shares being repurchased by Diamondback in the Share Repurchase.

Evercore ISI, Citigroup and J.P. Morgan are acting as joint book-running managers for the Secondary Offering.

Copies of the written base prospectus and prospectus supplement for the Secondary Offering, when available, may be obtained from Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146); and J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, via email at prospectus-eq_fi@jpmchase.com.

The common stock will be sold pursuant to an effective automatic shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.  The Secondary Offering may only be made by means of a prospectus supplement and related base prospectus.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding the completion of the Secondary Offering, Diamondback’s future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release or otherwise by Diamondback, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements. Information concerning these risks and uncertainties and other factors can be found in Diamondback’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the registration statement, prospectus and prospectus supplement relating to the Secondary Offering and its reports on Forms 10-K, 10-Q and 8-K, each of which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement unless required by applicable law.

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com